EXHIBIT

THE INDEBTEDNESS EVIDENCED BY THIS NOTE (AND ANY RENEWALS, REFINANCINGS, MODIFICATIONS OR EXTENSIONS THEREOF), INCLUDING THE PRINCIPAL OF AND ANY INTEREST THEREON AND ANY INTEREST PAYABLE ON SUCH INTEREST, AND ALL REQUIREMENTS OF THE COMPANY CONTAINED IN THIS NOTE ARE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT, TO THE EXTENT AND IN THE MANNER HEREIN SET FORTH, TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS, AS HEREIN DEFINED.



                                INTELLICALL, INC.
                              AMENDED AND RESTATED
                   10% CONVERTIBLE SUBORDINATED NOTE DUE 1999

                                                                 $1,000,000.00

         Intellicall, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to T.J. Berthel Investments, L.P., an Iowa limited partnership, or registered assigned permitted hereby (the "Holder"), the principal sum of One Million and 00/100 Dollars on March 31, 1999, and to pay interest thereon from July 1, 1994, quarterly, on January 31, April 30, July 31 and October 31 in each year (each an "Interest Payment Date") commencing October 31, 1994, at the rate of 10% per annum, until the principal hereof is paid. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the date immediately preceding each Interest Payment Date (whether or not a Business
Day).

         All principal and accrued but unpaid interest shall be due and payable in full on March 31, 1999 (the "Maturity Date").


                                    RECITALS

         WHEREAS, the Company is entering into that certain Note Purchase Agreement dated as of August 11, 1994 among the Company and Nomura Holding America Inc. (together with its successors and assigns, the "Purchaser"), as heretofore or hereafter modified, amended or supplemented (the "Purchase Agreement");

         WHEREAS, the Purchase Agreement provides that the currently outstanding 10% Convertible Subordinated Note Due 1999 be amended and restated;

         WHEREAS, the Company and Holder agree to amend and restate in its entirety the 10% Convertible Subordinated Note Due 1999 as follows:

         For purposes of this Note, the term "Business Day" shall mean any day on which banking institutions in Dallas, Texas or New York City are open for business.

                                       I.
                                   CONVERSION

1.       Conversion Privilege and Conversion Price.

         Subject to and upon compliance with the provisions contained in this Note, at the option of the Holder thereof, this Note may be converted at the principal amount hereof into fully paid and nonassessable shares (calculated as to such conversion to the nearest share) of common stock $.01 par value (the
"Common Stock") of the Company, at the Conversion Price, determined as hereinafter provided, in effect on the Conversion Date. Such conversion right shall expire at the close of business on March 31, 1999. In case this Note is called for early prepayment, such conversion right shall expire at the close of business on the third Business Day preceding the date set for prepayment, unless the Company defaults in making the payment then due.

         The per share price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall initially equal $6.25. The Conversion Price shall be adjusted in certain instances as provided below.

2.       Exercise of Conversion Privilege

         In order to exercise the conversion privilege, the Holder of this Note shall surrender the Note, duly endorsed or assigned to the Company or in blank, at the Company's principal executive offices accompanied by written notice to the Company that the Holder elects to convert this Note.

         This Note shall be deemed to have been converted immediately prior to the close of business on the date of surrender of this Note for conversion in accordance with the foregoing provisions (the "Conversion Date"), and at such time the rights of the Holder in this Note for repayment of the principal amount of this obligation shall cease, and the Holder shall be entitled to receive the Common Stock issuable upon conversion and shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver to the Holder a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in cash in lieu of any fraction of a share.

3.       Unpaid Interest.

         Any interest due and owing on this Note through the Conversion Date shall be paid on the next succeeding Interest Payment Date as though this Note had not been converted. Interest shall cease to accrue on this Note as of the Conversion Date.

4.       Fraction of Shares.

         No fractional shares of Common Stock shall be issued upon conversion of this Note. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of this Note, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction multiplied by the closing price per share of the Common Stock at the close of business on the Conversion Date (or, if such day is not a trading day, on the trading day immediately preceding such day).

5.       Adjustment of Conversion Price.

         (A) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of the Company which dividend of distribution includes Common Stock or Common Stock equivalents, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares including any Common Stock equivalents constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph I(5)(A), the number of shares of Common stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common stock held in the treasury of the Company.

         (B) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (C) The Company may make such reductions in the Conversion Price, in addition to those required by subparagraphs (A) and (B) of this Paragraph 5, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

         (D) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this subparagraph (D) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (E) Notwithstanding any other provision of this Paragraph 5, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value. The Company hereby covenants not to take any action to increase the par value per share of the Common Stock.

6.       Notice of Adjustments of Conversion Price.

         The Company shall compute the adjusted Conversion Price in accordance with Paragraph I(5) and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be sent to the Holder.

7.       Notice of Certain Corporate Action.

         In case:

         (A) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

         (B) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock or any class or of any other rights (excluding employee stock options); or

         (C) any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company shall occur; or

         (D) the voluntary or involuntary dissolution, liquidation or winding up of the Company shall occur; or

         (E) the Company or any subsidiary of the Company shall commence a tender offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender offer); then the Company shall cause to be mailed to the Holder at its last known address, at least 10 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).

8.       Company to Reserve Common Stock.

         The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of affecting the conversion of this Note, the full number of shares of Common Stock then issuable upon the conversion of the entire principal amount of this Note.

9.       Taxes on Conversions.

         The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of this Note. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of this Note, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

10.      Legend.

         Unless the shares of Common Stock to be issued on conversion of this Note have been registered under the Securities Act of 1933, as amended, pursuant to that certain Registration Rights Agreement dated as of February 14, 1994, or otherwise, the certificates representing such shares shall bear a restrictive legend regarding the transfer thereof in form and substance satisfactory to counsel to the Company.

                                       II.
          PROVISIONS IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS

         In case the Company shall consolidate with or merge with or into any other Person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or shall convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Holder an undertaking providing that the Holder shall have the right thereafter, during the period this Note shall be convertible as specified in Section I, to convert the principal amount of this Note only into the kind and amount of securities, cash and other property receivable, if any, upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which this Note might have been converted immediately prior to such consolidation, merger, conveyance, transfer or lease, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such conveyance, transfer or lease was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, transfer or lease by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section II the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer or lease by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such undertaking shall provide for adjustments which, for events subsequent to the effective date of such undertaking, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Note. The above provisions of this Section II shall similarly apply to successive consolidations, mergers, conveyances, transfers or leases.

         For purposes of this Note, the term "Person" shall mean any individual, partnership, corporation, association or other legal entity and the term "Affiliate" shall mean a Person controlling, controlled by or under common control with another Person.

                                      III.
                                  SUBORDINATION

1.       Note Subordinated to Senior Indebtedness.

         The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of this Note, by his or its acceptance hereof, likewise covenants and agrees, that the indebtedness evidenced by this Note (and any renewals, refinancings, modifications or extensions thereof), including the principal of and interest thereon and any interest payable on such interest and all fees, costs and expenses (including attorneys' fees and collection costs) payable in connection with this Note, and all requirements of the Company contained in this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness (as hereinafter defined), and that each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Note.

         For purposes of this Note, the term "Senior Indebtedness" shall mean any and all indebtedness, liabilities and obligations consisting of all principal of and premium (if any) and accrued and unpaid interest (including but not limited to interest accruing after the commencement by or against the Company under the Federal Bankruptcy Code (as now or hereafter in effect), whether or not allowed as a claim), whether existing on the date of this Note or hereafter incurred and whether created directly or indirectly, acquired by assignment or otherwise, absolute or contingent, joint or several, liquidated or unliquidated, due or not due, contractual or tortious, secured or unsecured, in respect of (A) the indebtedness, obligations and liabilities of the Company pursuant to the Purchase Agreement (B) the indebtedness, obligations and liabilities of the Company pursuant to those certain Variable Rate Senior Bridge Notes, Series A, dated August 11, 1994 (the "Series A Notes") up to an aggregate principal amount of $16,000,000, executed by the Company, as may be modified or amended from time to time, (C) the indebtedness, obligations and liabilities of the Company pursuant to that certain 12.5% Senior Bridge Note, Series B, dated August 11, 1994 (the "Series B Notes", together with the Series A Notes, the "Senior Notes") in the aggregate principal amount of $8,000,000, executed by the Company, as may be modified or amended from time to time, (D) any and all amendments, modifications, supplements, renewals, refinancings, extensions, replacements, restatements, substitutions, assignments, guaranties and endorsements of any of the indebtedness, obligations and liabilities described in clauses (A) through (C) above (collectively, the "Nomura Debt"), (E) indebtedness of the Company incurred after the date hereof for money borrowed secured by any portion of the assets of the Company and/or any of its subsidiaries representing the incurrence of indebtedness from a third party provided that any such incurrence of indebtedness from a third party shall have been consented to by the Majority Holders (as hereinafter defined), (F) all obligations incurred after the date hereof required to be classified and accounted for as a capital lease on the face of the balance sheets of the Company prepared in accordance with generally accepted accounting principles provided that such obligations shall have been consented to by the Purchaser,
(G) all factoring arrangements or similar type arrangements entered into after the date hereof by the Company or any of its subsidiaries, provided that such arrangements shall have been consented to by the Purchaser, (H) all obligations consisting of guaranties, endorsements, modifications, renewals, refinancings, extensions or replacements of any obligations described in clauses

(E) through (G) above, provided that any such guaranties, endorsements, modifications, renewals, refinancings, extensions or replacements shall have been consented to by the holders holding in the aggregate at least 50.1% of the outstanding principal amount of the Senior Notes then outstanding including any such modifications, renewals, refinancings, extension or replacements thereof (the "Majority Holders"), and (I) all fees, costs, expenses (including attorneys' fees), indemnities and other amounts at any time due and payable in connection with any of the foregoing.

2. Note Subordinated to Prior Payment of All Senior Indebtedness on Dis-solution, Liquidation, Reorganization, etc. of the Company.

         Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities to creditors upon any total or partial liquidation, dissolution or reorganization of, or similar proceeding relating to, the Company or its property (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings), or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company, or otherwise, then in such event, any payment or distribution of any kind or character, whether in cash, property or securities, which shall be payable or deliverable upon or with respect to the indebtedness evidenced by this Note shall be paid or delivered directly to the holders of Senior Indebtedness, ratably according to the aggregate amounts of principal remaining unpaid on account of such Senior Indebtedness held by each until the Senior Indebtedness has been fully paid and satisfied (including premium, if any, and interest thereon accruing after commencement of such proceedings whether or not an allowed claim).

         The Holder hereby assigns to the holders of the Senior Indebtedness, the right, in the name of the Holder, to file appropriate claims or proofs of claim in respect of this Note and vote the full amount of indebtedness represented by this Note in any proceeding of the type described in the immediately preceding paragraph, including but not limited to a proceeding to confirm a plan or reorganization in a bankruptcy case, as directed and consented to by the Majority Holders. The Holder agrees to take or refrain from taking any and all actions as required or requested by the Majority Holders and to cooperate fully with the Majority Holders in furtherance of and without hindrance of such filing of claims or proofs of claim and such voting. This assignment shall expire automatically at such time as the Senior Indebtedness has been repaid in full.

3.       Payments.

         The Company agrees not to pay to the Holder, and by accepting this Note Holder agrees not to take or receive from the Company, in any manner whatsoever, the whole or any part of the indebtedness evidenced by this Note, including without limitation any payment of principal of or interest on this Note, unless and until the Senior Indebtedness shall have been fully paid and satisfied; provided, however, that notwithstanding the foregoing, the Holder shall have the right to receive and retain from the Company, and the Company shall have the right to pay to the Holder, scheduled payments of interest only as and when they become due as provided herein, so long as (i) the Company is not in default with respect to any payment of principal, premium, if any, or interest on any Senior Indebtedness, and (ii) no default or event of default exists and is continuing, or would exist immediately after giving effect to such payment to Holder, under any of the terms and provisions of the documents relating to any of the Senior Indebtedness.

4.       Proceedings.

         Holder shall not commence any action for the enforcement of this Note (except an action commenced to avoid the expiration of an applicable statute of limitations) and will not initiate or join with any creditor, unless the Majority Holders shall also join, in bringing any proceeding against the Company under any bankruptcy or insolvency law or statute of the federal or any state government or under any such law or statute relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement of debt, receivership or liquidation, and will not be a proponent or co-proponent of a plan or reorganization in a bankruptcy proceeding, unless and until all Senior Indebtedness shall have been paid and satisfied in full or the Holder has received the prior written consent of the Majority Holders.

5.       Payments and Distributions Received by Holder.

         Should any payment of distribution (except payments currently due which are received by the Holder as permitted herein) be received by the Holder with respect to this Note prior to the payment and satisfaction in full of all Senior Indebtedness, the Holder will forthwith deliver such payments and distributions or proceeds thereof to the holders of Senior Indebtedness, ratably according to the aggregate amount of principal remaining unpaid on account of such Senior Indebtedness held by each in precisely the form received (except for the endorsement or assignment of the Holder where necessary), for application to the Senior Indebtedness held by such holders, and, until so delivered, the same be held in trust by the Holder as property of the holders of Senior Indebtedness.

6.       Rights Concerning Senior Indebtedness.

         Without affecting the rights of the holders of Senior Indebtedness, the Holder agrees that, with or without notice to or further assent from the Holder, any holder of Senior Indebtedness may at any time, and from time to time, either prior to or after any default by the Company with respect to any indebtedness
(a) advance or refuse to advance additional credit and make other accommodations to or for the account of the Company, (b) by written agreement or otherwise, extend, refinance, renew or change, modify, compromise, release, refuse to extend, renew or change the Senior Indebtedness or any part thereof and waive any default under all or any part thereof, and modify, rescind or waive any provision of any related agreement or collateral undertaking, including but not by way of limitation any provision relating to acceleration or maturity, (c) fail to set off any or all accrued balance or deposit balances or any part thereof on any holder's books in favor of such holders and/or release the same,
(d) sell, surrender, release, exchange, resort to, realize upon or apply, or fail to do any of the foregoing, with respect to any collateral securing any part thereof held by any of the holders of Senior Indebtedness or available to any of the holders of Senior Indebtedness for the Senior Indebtedness, and (e) generally deal with the Company in such manner as any of the holders of Senior Indebtedness may see fit, including, without limiting the generality of the foregoing, any forbearance, failure, delay or refusal by any of the holders of Senior Indebtedness to exercise any rights or remedies any of the holders of Senior Indebtedness may have against the Company, all without impairing or affecting any of such holders' rights and remedies. Each such action and each such failure to act by any of the holders of Senior Indebtedness shall be deemed to be at the request of the Holder and in reliance on this Agreement. No failure by any of the holders of Senior Indebtedness to file, record or otherwise perfect any lien or security interest, nor any improper filing or recording, nor any failure by any of the holders of Senior Indebtedness to insure or protect any of its collateral nor any other dealing (or failure to deal) with any such collateral by any of the holders of Senior Indebtedness, shall impair or release the rights of any of the holders of Senior Indebtedness hereunder.

7.       Repayment of Purchaser.

         Notwithstanding anything to the contrary contained herein, in the event, and at such time as, the holders of Senior Indebtedness, and their respective successors and assigns, have been repaid in full all such Senior Indebtedness as described in clauses (A) through (D),. inclusive, and clauses
(H) and (I) as they relate to clauses (A) through (D) of the definition of "Senior Indebtedness" contained in Article III, Section 1, hereof, and all obligations by the holders of Nomura Debt to purchase Series A Notes (as defined in the Purchase Agreement) has terminated, and all preference periods under any bankruptcy laws as they might apply to the holders of Senior Indebtedness, and its successors and assigns, have expired, the restrictions set forth in Article III of this Note shall not thereafter be applicable to the Holder of this Note.


                                       IV.
                                   PREPAYMENT

         The Company shall not have the right to prepay any portion of this Note in whole or in part during the period commencing on the date hereof and expiring on January 31, 1997. Thereafter, and after the Senior Indebtedness has been paid and satisfied in full, the Company shall have the right to prepay the unpaid balance of, and accrued interest upon, this Note in whole at any time, or in part from time to time. In order to accomplish such prepayment, the Company shall provide a written notice to the Holder setting forth (i) the Company's election of its right of prepayment hereunder and (ii) the date (which shall not be less than forty (40) Business Days from the date the notice is sent) established by the Company for prepayment. In the event the Company defaults in making the prepayment, Holder's rights under this Note shall continue as though the notice of prepayment had not been sent.



                                       V.
                                EVENTS OF DEFAULT

         Upon the happening of any of the following events ("Events of Default"), Holder may, at its option, but only after the Senior Indebtedness has been paid and satisfied in full, declare immediately due and payable the entire principal balance of this Note together with all interest accrued and owing hereon, plus any other sums payable at the time of such declaration pursuant to this Note. Events of default shall include the following:

         (A) If the Company shall fail to pay any installment of principal and/or interest under this Note within ten (10) days after the same becomes due and payable in accordance with the terms hereof;

         (B) If the Company shall default in the observance or performance of any of the terms or conditions, not involving the payment of money, set forth herein and the default is not cured within twenty (20) days after the Company receives written notice thereof from Holder; provided that, if such default is not susceptible of cure within such 20-day period and provided the Company has commenced to cure such default within such 20-day period and thereafter diligently prosecutes the same to completion,  the Company  shall have an  additional  twenty-five
                (25) days in which to complete such cure;

         (C) The liquidation, termination or dissolution of the Company or any other parties obligated hereunder; or

         (D) The bankruptcy or insolvency of, the general assignment for the benefit of creditors by, or the appointment of a receiver for any property of the Company or any other parties obligated hereunder.

         The failure to exercise the foregoing option upon the happening of one or more Events of Default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time prior to the Event of Default being cured or corrected, and no such failure shall nullify any prior exercise of any such option without the express written consent of Holder.

         At such time as the holders of Senior Indebtedness, and their respective successors and assigns, have been repaid in full all the Senior Indebtedness as described in clauses (A) through (D), inclusive, and clauses (H) and (I) as they relate to clauses (A) through (D) of the definition of "Senior Indebtedness" contained in Article III, Section 1, and all obligations by the holders of Nomura Debt to purchase Series A Notes has terminated, and all preference periods under any bankruptcy laws as they might apply to the holders of Senior Indebtedness and their respective successors and assigns, have expired, the limitation of the Holder to declare immediately due and payable the principle amount and accrued interest on this Note upon the happening of an Event of Default shall expire and be of no further force and effect.


                                       VI.
                                     WAIVER

         Except for notices specifically provided for herein, the Company and all sureties, endorsers, accommodation parties, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally: (i) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices, and further waive diligence in collecting this Note, in taking action to collect this Note, in bringing suit to collect this Note, or in enforcing this Note or any of the security for this Note; (ii) agree to the release of any party primarily or secondarily liable for the payment of this Note; (iii) agree that Holder shall not be required to first institute suit to exhaust its remedies hereon against the Company or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note, unless otherwise specifically provided in the document creating such liability; and (iv) consent to any extension of time for the payment of this Note, or any installment hereof, made by agreement by payee with any person now or hereafter liable for the payment of this Note, even if the Company is not a party to such agreement.


                                      VII.
                               COMPLIANCE WITH LAW

         All Agreements between the Company and Holder, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the Maturity Date or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Holder exceed the maximum amount permissible under any applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Holder in excess of the maximum amount permissible under applicable law; and if from any circumstance Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum amount permissible under such law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the Company. All interest paid or agreed to be paid to Holder shall, to the extent permitted by any applicable law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under such law. Holder expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under any applicable law. This Section VII shall control all agreements between the Company and Holder.


                                      VIII.
                            ATTORNEYS' FEES AND COSTS

         If an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case the Company promises to pay, and there shall be added to the unpaid principal balance hereof, all reasonable costs of collection, including but not limited to reasonable attorneys' fees incurred by the Holder hereof, on account of such collection, whether or not suit is filed.

                                       IX.
                                    HEADINGS

         The  Section  and  paragraph   headings  used  in  this  Note  are  for
convenience   of   reference   only,   and  shall  not  affect  the  meaning  or
interpretation of this Note.


                                       X.
                               NOTICES AND DEMANDS

         (A) Any notice or demand to be given or to be served upon the Company in connection with this Note must be in writing and shall be given by certified or registered mail, properly addressed, with postage repaid, addressed to the Company as follows:

                    Intellicall, Inc.
                    2155 Chenault, Suite 410
                    Carrollton, TX  75006
                    Attention:  Chief Financial Officer

or at such other address as the Company may designate from time to time by written notice given to the Holder hereof. Any notice or demand will be deemed given when notice or demand is deposited in an authorized depository under the care and custody of the United States Postal Service.

         (B) Any notice or demand to be given or to be served upon the Holder in connection with this Note must be in writing and shall be given by certified or registered mail, properly addressed, with postage prepaid, addressed to the Holder as follows:

                    T.J. Berthel Investments, L.P.
                    100 Second Street, S.E.
                    P. O. Box 74250
                    Cedar Rapids, IA  52407
                    Attention:  James D. Thorp

or at such other address as the Holder may designate from time to time by written notice given to the Company hereof. Any notice or demand will be deemed given when notice or demand is deposited in an authorized depository under the care and custody of the United States Postal Service.

         (C) In the event the Company has been notified it is in default, or reasonably believes it is in default, with respect to any payment of principal, premium, if any, or interest on any Senior Indebtedness or a default or event of default exists and is continuing under the terms and provisions of the documents relating to any of the Senior Indebtedness, then the Company agrees to provide notice thereof to Holder immediately by facsimile with a copy thereof to follow in accordance with the provisions of this Article X.

                                       XI.
                                  GOVERNING LAW

         This Note shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of law) and applicable federal law.


                                      XII.
                             SUCCESSORS AND ASSIGNS

         The term "Holder" shall include all of Holder's successors and assigns to whom the benefits of this Note shall inure, provided that this Note shall not be transferred, assigned, conveyed or negotiated to any person or entity without the prior written consent of the Purchaser. The holders of the Senior Indebtedness and their respective successors and assigns are third party beneficiaries of this Note.

                                      XIII.
                                   AMENDMENTS

         Until such time as the Senior Indebtedness has been repaid in full, none of the terms and provisions of this Note may be modified or amended without the prior written consent of the Majority Holders.


                                      XIV.
                         ENFORCEABILITY AND SEVERABILITY

         All terms, conditions and provisions of this Note are severable, and this Note shall be interpreted and enforced as if all completely invalid or unenforceable terms, conditions and/or provisions, as the case may be, were not contained herein and partially valid and enforceable terms, conditions and/or provisions shall be enforced to the extent valid and enforceable.



         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

         Dated this the 9th day of August, 1994.

                                             INTELLICALL, INC.

            03/09/94                         By: /s/ Michael H. Barnes
              Date
                                             Its: Chief Financial Officer